UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2004

AURA SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17249	95-4106894
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2335 Alaska Avenue
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 643-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 14, 2004, the Company entered into the following material definitive agreements:

(a)	Securities Purchase Agreement with various investors who committed to invest approximately $7.3 million in the Company over the next nine months. Each investor received units consisting of shares Series B preferred stock and warrants to purchase common stock. In addition, each investor has the right to purchase up to 50% of this investment on the same terms and conditions during specified periods.

(b)	Amendment and Conversion Agreement with existing secured creditors which provided for (i) conversion of $3.5 million of existing debt into units consisting of Series B preferred and warrants on like terms as cash investors and (ii) an extension of remaining outstanding secured debt until August 2005 and (iii) potential continued conversions of remaining secured debt if certain conditions are met by the Company.

(c)	Settlement of litigation with former management of the Company, referred to herein as the Aries Group. The Aries Group was be paid in a combination of common stock, Series B preferred stock and a promissory note in the face amount of approximately $800,000.

Item 3.02. Unregistered Sales of Equity Securities.

     The Recapitalization involves the sale or issuance of the following unregistered equity securities: 7,287.3 Units to investors which consist of 1,457,464 shares of Series B preferred and 97,391,529 warrants to purchase common stock; 3,500 Units to existing secured creditors of the Company which consist of 700,000 shares of Series B preferred stock and 33,750,000 warrants to purchase common stock in conversion of approximately $3.5 million of such debt; 6,208,048 shares of common stock in settlement of litigation; 91,717 shares of Series B preferred stock in settlement of litigation; 34,500,000 warrants to purchase common stock in settlement of litigation;

      Each issuance of securities was made in reliance on an exemption pursuant to Regulation D of the Securities Act of 1933. The Company has agreed to register the common stock underlying the Series B preferred and the warrants in the future. One important conditions to such registration is that the Company’s stockholders approve an increase in authorized common stock to accommodate the conversion or exercise of these securities.

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Item 5.02 Departure of Directors or Principal.

     Concurrent with the Recapitalization, three directors, Messrs. Diamant, Albert and Harrington resigned from the Board of Directors and Mr. Neal Meehan resigned as Chief Executive Officer. Mr. Meehan will remain as Chairman of the Board of Directors. The remaining board members appointed the following new board members:

Raymond Yu
Izar Fernback
Dr. Alfred Balitzer

Mr. Raymond Yu was elected Chief Executive Officer and President by the newly constituted Board on September 20, 2004.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

     As part of its Recapitalization, the Board amended its Bylaws to provide that there be seven (7) directors. Although there were previously seven (7) board members, the prior version of the Bylaws permitted a range of number of members rather than fixing its number at 7.

Item 8.01 Other Events.

The Company is filing, as an exhibit to this report on Form 8-K, a press release which describes the closing of the Company’s recapitalization plan which occurred on September 14, 2004.

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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURA SYSTEMS, INC.

Date: September 15, 2004	By:	/S/ Neal Meehan

Neal Meehan
Chairman of the Board of Directors

Exhibit Index

No.		Document

3.7		Certificate of Designations of Series B Cumulative Convertible Preferred
Stock, dated August 19, 2004
10.48		Securities Purchase Agreement, dated August 19, 2004
10.49		Shareholder Agreement, dated August 19, 2004
10.50		Escrow Agreement, dated August 19, 2004
10.51		Form of Series B Warrant
10.52		Form of Promissory Note
10.53		Registration Rights Agreement (Series B), dated August 19, 2004
10.54		Amendment and Conversion Agreement, dated August 19, 2004
10.55		Registration Rights Agreement (Conversion), dated August 19, 2004

99.1	.	Press Release dated September14, 2004 announcing the recapitalization transactions.

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